Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-3 No. 333-237961 and 333-256607) of Virgin Galactic Holdings, Inc.,

(2)	Registration Statement (Form S-8 No. 333-235750 and 333-271905) pertaining to the Amended and Restated Virgin Galactic Holdings, Inc. 2019 Incentive Award Plan,

(3)	Registration Statement (Form S-8 No. 333-272529) pertaining to the 2023 Employment Inducement Incentive Award Plan,

(4)	Registration Statement (Form S-3 No. 333-272826) of Virgin Galactic Holdings, Inc.,

of our reports dated February 27, 2024, with respect to the consolidated financial statements of Virgin Galactic Holdings, Inc. and the effectiveness of internal control over financial reporting of Virgin Galactic Holdings, Inc. included in this Annual Report (Form 10-K) of Virgin Galactic Holdings, Inc. for the year ended December 31, 2023.

/s/ Ernst & Young LLP

Wichita, Kansas
February 27, 2024